                                                                     EXHIBIT 3.1




                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                                 SKB REIT, INC.

        SKB REIT, Inc., a Maryland corporation having its principal office at 1211 SW Fifth Avenue, Suite 2250, Portland, Oregon, 90204 (the "Company"), hereby certifies that:

        FIRST: The Company desires to amend and restate its Articles of Incorporation as currently in effect.

        SECOND: The provisions of the Articles of Incorporation which are now in effect and as amended hereby, dated _______________, 2004 are as follows:

                                    ARTICLE I
                                      NAME

        The name of the Company is "SKB REIT, Inc." The Board of Directors of the Company (the "Board of Directors") may determine that the Company may use any other designation or name for the Company.

                                   ARTICLE II
                               CERTAIN DEFINITIONS

        Section 2.1. Certain Definitions. As used in these Articles of Incorporation, the terms set forth below shall have the following respective meanings.

        "Acquisition Expenses" means any and all expenses incurred by the Company, the Advisor, the Operating Partnership, or any Affiliate thereof in connection with the selection, evaluation and acquisition of any property, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals and surveys, nonrefundable option payments on property not acquired, accounting fees and expenses, architectural and engineering reports, environmental and asbestos audits, title insurance and escrow fees, and miscellaneous expenses related to selection, evaluation and acquisition of properties, whether or not acquired.

        "Acquisition Fee" means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder's fees, selection fees, Development Fees and Construction Fees (except as provided in the following sentence), nonrecurring management fees, consulting fees, loan fees or points, or any other fees or commissions of a similar nature, however designated. Excluded shall be any commissions or fees incurred in connection with the leasing of property, and Development Fees or Construction Fees paid to any Person or entity not affiliated with the Advisor in connection with the actual development and construction of any Property. For the avoidance of doubt, in the event the Company purchases a property from an Affiliated Seller where such property has been



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developed, refurbished or re-developed by the Affiliated Seller or an Affiliate thereof, the terms "Construction Fees" and "Development Fees" shall not include the excess of the purchase price for such property over the Affiliated Seller's cost to acquire, develop, refurbish and/or re-develop (as the case may be) the property, provided that the transaction is approved by the Board of Directors in accordance with Sections 10.4(j) and 11.1.

        "Advisor" or "Advisors" means the Person or Persons, if any, appointed, employed or contracted with by the Company pursuant to Article IX hereof and responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts substantially all of such functions. The initial Advisor is SKB Advisors LLC.

        "Advisory Agreement" means the agreement between the Company and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Company.

        "Affiliate" means, (A) any Person directly or indirectly owning, controlling, or holding, with power to vote, ten percent or more of the outstanding voting securities of such other Person; (B) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with the power to vote, by such other Person; (C) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; (D) any executive officer, director, trustee or general partner of such other Person; or (E) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

        "Affiliated Seller" means the Sponsor, Advisor, a Director or any Affiliate of the foregoing.

        "Aggregate Share Ownership Limit" is defined in Section 7.1(a).

        "Average Invested Assets" means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in real estate assets or in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

        "Beneficial Ownership" is defined in Section 7.1(b).

        "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in Portland, Oregon are authorized or required by law, regulation or executive order to close.

        "Bylaws" means the Bylaws of the Company, as the same may be amended from time to time.

        "Charitable Beneficiary" is defined in Section 7.1(c).

        "Charitable Trust" is defined in Section 7.1(d).



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        "Charitable Trust Trustee" is defined in Section 7.1(e).

        "Code" means the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

        "Common Shares" is defined in Section 6.1.

        "Competitive Real Estate Commission" means a real estate or brokerage commission paid for the purchase or sale of a Property which is reasonable, customary, and competitive in light of the size, type, and location of the Property.

        "Constructive Ownership" is defined in Section 7.1(f).

        "Construction Fee" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation for a Property.

        "Control" means, with respect to a Person, the possession (directly or indirectly) of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

        "Contract Price for the Property" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property exclusive of Acquisition Fees and Acquisition Expenses.

        "Dealer Manager" means SKB Real Estate Securities, Inc., an Affiliate of the Advisor, or such other Person or entity selected by the Board of Directors to act as the dealer manager for the offering of the Shares. SKB Real Estate Securities, Inc. is a member of the National Association of Securities Dealers, Inc.

        "Development Fee" means a fee for the packaging of a Property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and financing for the specific Property, either initially or at a later date.

        "Director" is defined in Section 5.2(a).

        "Dividends" means any distributions of money or other property by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

        "Excepted Holder" is defined in Section 7.1(g).

        "Excepted Holder Limit" is defined in Section 7.1(h).

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "Gross Proceeds" means the aggregate purchase price of all Shares sold for the account of the Company, without deduction for Selling Commissions, volume discounts, any marketing



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support and due diligence expenses, fees paid to the Dealer Manager or other
Organization and Offering Expenses. For the purposes of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Share.

        "Indemnitee" is defined in Section 12.2(a).

        "Independent Director" means a Director who is not, and within the last two years has not been, directly or indirectly associated with the Advisor or Sponsor. A Director shall be deemed to be associated with the Sponsor or Advisor if he or she (i) owns an interest in the Advisor or Sponsor or any of their Affiliates, (ii) is employed by the Advisor or Sponsor or any of their Affiliates, (iii) is an officer, trust manager or director of the Advisor or Sponsor or any of their Affiliates, (iv) performs services, other than as a Director, for the Company, (v) serves as a director, trust manager or trustee of more than three real estate investment trusts advised by the Advisor or organized by the Sponsor, or (vi) has any material business or professional relationship with the Advisor or Sponsor or any of their Affiliates. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been, within the last two years, associated with the Advisor or Sponsor or any of their Affiliates or the Company. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor or Sponsor and their Affiliates exceeds five percent of either the Director's annual gross revenue during either of the last two years or the Director's net worth on a fair market value basis.

        "Independent Expert" means a Person with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

        "Leverage" means the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

           "Market Price" means, with respect to a specific date: the average reported sales price per share of the Shares for the five consecutive trading days preceding such date as reported in the Wall Street Journal; provided, however, unless and until our common stock is listed on a national exchange or market system, the market price will be determined by our Board of Directors based on the annual report of the estimated value of our common stock prepared by our Advisor.

        "Maryland Corporation Law" means the Maryland General Corporation Law.

        "Net Assets" means the total assets of the Company (other than intangibles) at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated at least quarterly by the Company on a basis consistently applied.



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        "Net Income" means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to or allowances for reserves for depreciation, amortization, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the sale of the Company's assets.

        "Official Capacity" is defined in Section 12.2(a).

        "OP Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as the same may be amended from time to time.

        "OP Units" means Partnership Units (as such term may be defined in the OP Partnership Agreement from time to time) representing partner interests in the Operating Partnership.

        "Operating Expenses" means all costs and expenses paid or incurred by the Company, directly or indrirectly, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including advisory expenses and fees paid to the Advisor, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of the Shares, (ii) interest payments,
(iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid in compliance with the Statement of Policy Regarding REITs published by the North American Securities Administrators Association, (vi) Acquisition Fees and Acquisition Expenses, (vii) distributions made to the Advisor pursuant to percentage interests in the Operating Partnership and (viii) real estate commissions on the resale of Property and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

        "Operating Partnership" means SKB Operating Partnership, L.P., a Delaware limited partnership and any successor thereof.

        "Organization and Offering Expenses" consists of all expenses incurred by and to be paid from the assets of the Company in connection with and in preparing the Company for registration and subsequently offering and distributing its Shares to the public, including, but are not limited to: total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys); legal, accounting, listing, registration and escrow fees and expenses; expenses for printing, engraving and mailing; salaries of employees while engaged in sales activity; charges of transfer agents, registrars, trustees, escrow holders, depositaries and experts; expenses of qualification of the sale of the securities under Federal and State laws, including taxes and fees; and all advertising and marketing expenses, including any payment or reimbursements to the Dealer Manager or other broker-dealers of expenses associated with the offering of Shares and all other costs related to investor and broker-dealer sales meetings.

        "Person" shall mean an individual, corporation, partnership, estate, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section



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642(c) of the Code, association, limited liability company, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and (for purposes of Article VII) a group to which an Excepted Holder Limit applies.

        "Preferred Shares" is defined in Section 6.1.

        "Proceeding" is defined in Section 12.2(a).

        "Prohibited Owner" is defined in Section 7.1(i).

        "Property" or "Properties" means any, or all, respectively, of the real property or real estate investments which are acquired by the Company either directly or through the Operating Partnership, joint ventures, partnerships or other entities.

        "REIT" means a "real estate investment trust" as defined in Section 856 of the Code and applicable Treasury Regulations.

        "Reinvestment Plan" is defined in Section 6.9.

        "Restricted Initial Investment" means the first $210,000 (in the form of 1,000 OP Units of the Operating Partnership and 20,000 Shares of the Company) invested by the Sponsor or its Affiliates as a portion of the initial capitalization of the Company (by an investment in the Operating Partnership or the Company) contributed by the Sponsor or its Affiliates.

        "Restriction Termination Date" is defined in Section 7.1(j).

        "Roll-up Entity" means a partnership, REIT, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

        "Roll-up Transaction" means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity to Stockholders of the Company. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or included for quotation on the National Market System of the National Association of Securities Dealers Automated Quotation System for at least 12 months; or (ii) a transaction involving the conversion to corporate, limited liability company, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in Stockholder voting rights, the term of existence of the Company, compensation to the Advisor or Sponsor or the investment objectives of the Company.

        "Securities" means Shares, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.



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        "Securities Act" means the Securities Act of 1933, as amended.

        "Selling Commissions" means any and all commissions payable to underwriters, dealer managers, or other broker-dealers in connection with the sale of Shares, including, without limitation, commissions payable to the Dealer Manager.

        "Share Ownership Limit" is defined in Section 7.1(k).

        "Shares" is defined in Section 6.1.

        "Soliciting Dealers" means those broker-dealers that are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other selling agreements with the Dealer Manager to sell Shares.

        "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Company assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

        (a) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

        (b) receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

        (c) having a substantial number of relationships and contacts with the Company;

        (d) possessing significant rights to control Company properties;

        (e) receiving fees for providing services to the Company which are paid on a basis that is not customary in the Company's industry; or

        (f) providing goods or services to the Company on a basis which was not negotiated at arms length with the Company.

        "Stockholder List" is defined in Section 8.8(a).

        "Stockholders" means the holders of record of Shares.

        "Transfer" shall mean any direct or indirect issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Shares or the right to vote or receive dividends on Shares, including (a)



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the granting or exercise of any option (or any disposition of any option), (b)
any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.

        "2%/25% Guidelines" is defined in Section 9.8.

        "Unimproved Real Property" means Property in which the Company has an equity interest that is not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

                                   ARTICLE III
                               POWERS AND PURPOSE

        The Company is organized as a corporation under the Maryland Corporation Law to engage in any lawful act or activity permitted to corporations generally by the Maryland Corporation Law as now or hereinafter in force (including, without limitation or obligation, engaging in business as a REIT).

                                   ARTICLE IV
                       RESIDENT AGENT AND PRINCIPAL OFFICE

        The name of the resident agent for service of process of the Company in the State of Maryland is National Registered Agents Inc. of MD, whose address is 11 East Chase Street, Baltimore, MD 21202. The post office address of the principal office of the Company in the State of Maryland is 11 East Chase Street, Baltimore, MD 21202. The Company may have such offices or places of business within or outside the State of Maryland as the Board of Directors may from time to time determine.

                                    ARTICLE V
                               BOARD OF DIRECTORS

        Section 5.1. Powers.

        (a) Subject to the limitations herein or in the Bylaws, the business and affairs of the Company shall be managed under the direction of the Board of Directors. The Board of Directors shall have the full, exclusive and absolute power, control and authority over the property of the Company and over the business of the Company. The Board of Directors may take any actions as in its sole judgment and discretion are necessary or desirable to conduct the business of the Company. These Articles of Incorporation shall be construed with a presumption in favor of the grant of power and authority to the Board of Directors. Any construction of these Articles of Incorporation or determination made in good faith by the Board of Directors concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Board of Directors included in these Articles of Incorporation or in the Bylaws



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shall in no way be construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Directors under the Maryland Corporation Law, general laws of the State of Maryland or any other applicable laws.

        (b) Except as otherwise provided in the Bylaws, the Board of Directors, without any action by the Stockholders, shall have and may exercise, on behalf of the Company, without limitation, the power to:

               (i) adopt, amend and repeal Bylaws;

               (ii) to elect officers in the manner prescribed in the Bylaws;

               (iii) to solicit proxies from Stockholders; and

               (iv) to do any other acts and deliver any other documents necessary or appropriate to the foregoing powers.

        (c) The Board of Directors shall take such efforts as they deem necessary to cause the Company to satisfy the requirements for qualification as a REIT under the provisions of the Code applicable to REITs. The Board of Directors shall take no action to disqualify the Company as a REIT or to otherwise revoke the Company's election to be taxed as a REIT without the affirmative vote of holders representing a majority of the Shares entitled to vote on such matter at a meeting of the Stockholders.

        (d) At or before the first meeting of the Board of Directors, these Articles of Incorporation shall be reviewed and ratified by the Board of Directors and the Independent Directors.

        (e) The Board of Directors shall seek to list the Company's common stock on a national exchange or market system if they determine that such action would be in the best interests of the Company and its Stockholders. If the Company's shares are not so listed by December 31, 2014, the Board of Directors shall either:

               (i) extend or amend the listing deadline;

               (ii) seek stockholder approval of the liquidation of the company; or

               (iii) sell a portion of the Company Properties valued at not less than 40% of the total value of Company Properties, as determined by an Independent Appraiser, to a third party investor.

        Section 5.2. Number and Election.

        (a) The Board of Directors initially has three members (the "Directors"). The number of Directors may be increased or decreased from time to time in the manner prescribed in the Bylaws; provided, however, that the number of Directors shall never be fewer than three. Directors shall be nominated by the Board of Directors. The holders of a majority of the outstanding Common Shares present in person or by proxy at an annual meeting of Stockholders



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at which a quorum is present may, without the necessity for concurrence by the
Board of Directors, vote to elect the Directors. Each Director shall hold office for one year, until the next annual meeting of Stockholders, or (if longer) until a successor has been duly elected and qualified or until the earlier death, resignation or removal of such Director. Directors may be elected to an unlimited number of successive terms. Cumulative voting for the election of Directors is prohibited.

        (b) The names of the Directors who shall serve until the first annual meeting of the Stockholders and until their successors are duly elected and qualified are:

               Name

               Robert D. Scanlan

               N. Thomas Bard

               Todd M. Gooding

        (c) If a vacancy in the Board of Directors shall occur or be created (whether arising through death, retirement, resignation or removal or through an increase in the number of Directors), the vacancy shall be filled by the affirmative vote of a majority of the remaining Directors, even though less than a quorum of the Board of Directors may exist, or by the affirmative vote of the holders of at least a majority of the outstanding Common Shares present in person or by proxy at a meeting of Stockholders at which a quorum is present.

        (d) A majority of the Board of Directors will be Independent Directors except for a period of 60 days after the death, removal or resignation of an Independent Director. Any vacancies will be filled by the affirmative vote of a majority of the remaining Independent Directors, though less than a quorum. When possible, Independent Directors shall nominate replacements for vacancies in the Independent Director positions.

        (e) No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his term.

        Section 5.3. Experience. Each Director shall have had at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Independent Directors shall have three years of direct experience in acquiring or managing the type of real estate to be acquired by the Company.

        Section 5.4. Committees. Subject to Maryland law, the Directors may establish such committees as they deem appropriate, in their discretion, provided that at least a majority of the members of each committee are Independent Directors.

        Section 5.5. Fiduciary Obligations. The Directors serve in a fiduciary capacity to the Company and the Stockholders and have a fiduciary duty to supervise the relationship between the Company and the Advisor.



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        Section 5.6. Resignation or Removal. Any Director may resign by written notice to the Board of Directors, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice. A Director may be removed with or without cause either (a) by a majority of the Board of Directors, or (b) at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Common Shares then outstanding and entitled to vote generally in the election of Directors, subject to any right of any Preferred Shares with respect to the election of Directors. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director should be removed.

        Section 5.7. Determination of Best Interests of Company. In determining what is in the best interests of the Company, a Director shall consider the interests of the Stockholders and, in his sole and absolute discretion, may consider any other factors or interests allowed by the Maryland Corporation Law or other applicable law.

        Section 5.8. Approval by Independent Directors. A majority of Independent Directors must approve all applicable matters to which Sections 6.9, 9.1, 9.2, 9.5, 9.6, 9.7, 9.8, 10.2, 10.4(e), 10.4(i) and 12.2 herein apply.

        Section 5.9. Business Combination Statute. Notwithstanding any other provision of these Articles of Incorporation or any contrary provision of law, the Maryland Business Combination Statute, found in Title 3, subtitle 6 of the Maryland Corporation Law, as amended from time to time, or any successor statute thereto, shall not apply to any "business combination" (as defined in Section 3-601(e) of the Maryland Corporation Law, as amended from time to time, or any successor statute thereto) of the Company and any Person.

        Section 5.10. Control Share Acquisition Statute. Notwithstanding any other provision of these Articles of Incorporation or any contrary provision of law, the Maryland Control Share Acquisition Statute, found in Title 3, subtitle 7 of the Maryland Corporation Law, as amended from time to time, or any successor statute thereto shall not apply to any acquisition of Securities of the Company by any Person.

                                   ARTICLE VI
                                     SHARES

        Section 6.1. Authorized Shares.

        (a) The total number of shares of capital stock (the "Shares") which the Company has authority to issue is 170,000,000 consisting of (a) 150,000,000 common shares, $0.001 par value per share ("Common Shares"), and (b) 20,000,000 preferred shares, $0.001 par value per share ("Preferred Shares"). To the extent permitted by Maryland law, the Board of Directors may amend these Articles of Incorporation to increase or decrease the aggregate number of shares that the Company is authorized to issue or the number of shares of any class or series that the Company has authority to issue, without any action of the Stockholders of the Company. Pursuant to Section 2-208 of the Maryland Corporation Law, the Board of Directors may classify or reclassify any authorized but unissued shares from time to time, without amending the Articles of Incorporation. The Company shall at all times reserve and keep available out of its



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authorized but unissued Shares such number of Shares as shall from time to time be sufficient solely for the purpose of effecting the redemption, conversion or exchange of the limited partnership units in the Operating Partnership not owned by the Company which are convertible or exchangeable into Shares.

        (b) All Shares shall be personal property entitling the Stockholders only to those rights provided in these Articles of Incorporation or designated by the Board of Directors in accordance with these Articles of Incorporation. The Stockholders shall have no interest in the property of the Company and shall have no right to compel any partition, division, dividend or distribution of the Company or the Company's assets except as specifically set forth in these Articles of Incorporation. All Stockholders shall acquire Shares subject to the provisions of these Articles of Incorporation and the Bylaws.

        Section 6.2. Common Shares. The Common Shares shall be subject to the express terms of any series of Preferred Shares. To the extent permitted by Maryland law and as contemplated by Section 6.4, the Board of Directors may classify or reclassify any unissued Common Shares from time to time into one or more classes or series of Shares. Subject to the provisions of Article VII, each Common Share shall entitle the holder thereof to one vote on each matter upon which holders of all Common Shares are entitled to vote. The holders of all Common Shares will participate on a pro rata basis based on the number of Common Shares held by each such holder in (i) dividends payable to holders of Common Shares when and as authorized and declared by the Board of Directors and (ii) the Company's net assets available for distribution to holders of Common Shares upon liquidation or dissolution, subject to any preferential rights in favor of Preferred Shares.

        Section 6.3. Preferred Shares. The Board of Directors may authorize from time to time the issuance of one or more series or classes of Preferred Shares. Prior to the issuance of each such class or series, the Board of Directors, by resolution, shall fix the number of shares to be included in each series or class, and the designation, preferences, terms, rights, restrictions, limitations and qualifications and terms and conditions of redemption of the shares of each class or series. Notwithstanding any other provision of these Articles of Incorporation, the Board of Directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares, or alter the designation or classify or reclassify any unissued shares of a particular series or class of Preferred Shares, by fixing or altering, in one or more respects, from time to time before issuing the shares, the terms, rights, restrictions and qualifications of the shares of any such series or class of Preferred Shares.

        Section 6.4. Classified or Reclassified Shares. Prior to the issuance of classified or reclassified Shares, the Board of Directors by resolution shall
(a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set or change, subject to the provisions of Article VI and VII and subject to the express terms, rights, powers and preferences of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Company to file articles supplementary with the State Department of Assessments and Taxation of Maryland (the "Department"). Any of the terms of any class or series of Shares established or changed pursuant to clause (c) of this

Section 6.4 or otherwise in these Articles of Incorporation may be made dependent upon facts or events ascertainable outside these Articles of Incorporation (including determinations or actions by the Board of Directors) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the Articles of Incorporation supplementary filed with the Department.

        Section 6.5. Authorization by the Board of Directors of Share Issuance.

        (a) The Board of Directors may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Directors may deem advisable (or without consideration in the case of a Share split, Share dividend or as otherwise allowed by the Maryland Corporation Law in order to qualify as a REIT), subject to such restrictions or limitations, if any, as may be set forth in these Articles of Incorporation or the Bylaws.

        (b) Notwithstanding any other provision in these Articles of Incorporation, no determination shall be made by the Board of Directors and no transaction shall be entered into by the Company that would cause any Shares or other beneficial interest in the Company not to constitute "transferable shares" or "transferable certificates of beneficial interest" under Section 856(a)(2) of the Code or which would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code.

        (c) The Company may, without the consent or approval of any Stockholder, issue fractional Shares, eliminate a fraction of a Share by rounding up or down to a full Share, arrange for the disposition of a fraction of a Share by the person entitled to it, or pay cash for the fair value of a fraction of a Share.

        Section 6.6. Dividends and Distributions.

        (a) Subject to the preferences and rights of any class or series of Shares, the Board of Directors may from time to time authorize and declare to share such dividends and distributions, in cash or other assets of the Company, or in securities of the Company or from any other source as the Board of Directors in its discretion shall determine. The Board of Directors shall endeavor to declare and pay promptly such dividends and distributions as shall be necessary for the Company to qualify as a REIT; however, Stockholders shall have no right to any dividend or distribution unless and until authorized and declared by the Board of Directors.

        (b) The Company will make no distributions of in-kind property except for distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of these Articles or readily marketable securities unless: (i) the Board of Directors advises each Stockholder of the risks associated with direct ownership of the property, (ii) the Board of Directors offers each Stockholder the election of receiving in-kind property distributions, and (iii) the Company distributes in-kind property only to those Stockholders who accept such offer by the Board of Directors.

        Section 6.7. Suitability Standards.

        (a) Subject to suitability standards established by individual states or any higher standards established by the Board of Directors to become a Stockholder in the Company, a prospective Stockholder that is an individual (including an individual beneficiary of a purchasing Individual Retirement Account as defined in the Code) or a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act) must represent to the Company, among other requirements as the Company may require from time to time:

               (i) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a minimum annual gross income of $45,000 and a net worth (excluding home, home furnishings and automobiles) of not less than $45,000; or

               (ii) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a net worth (excluding home, home furnishings and automobiles) of not less than $150,000.

        (b) The Sponsor and each Person selling Shares on behalf of the Sponsor or the Company shall make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for each Stockholder. In making this determination, the Sponsor or each Person selling Shares on behalf of the Sponsor or the Company shall ascertain that the prospective Stockholder:

               (i) meets the minimum income and net worth standards established for the Company;

               (ii) can reasonably benefit from the Company based on the prospective Stockholder's overall investment objectives and portfolio structure;

               (iii) is able to bear the economic risk of the investment based on the prospective Stockholder's overall financial situation; and

               (iv) has apparent understanding of: (1) the fundamental risks of the investment; (2) the risk that the Stockholder may lose the entire investment; (3) the lack of liquidity of the Shares; (4) the restrictions on transferability of the Shares; (5) the background and qualifications of the Sponsor or the Advisor; and (6) the tax consequences of the investment.

        The Sponsor or each Person selling shares on behalf of the Sponsor or the Company shall make this determination on the basis of information or representations it has obtained from a prospective Stockholder. Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, net worth, financial situation, and other investments of the prospective Stockholder, as well as any other pertinent factors. The Sponsor or each Person selling Shares on behalf of the Sponsor or the Company shall maintain records of the information used to determine that an investment in Shares is suitable and appropriate for a Stockholder. The Sponsor or each Person selling Shares on behalf of the Sponsor or the Company shall maintain these records or copies of representations made for at least six years.

        (c) Subject to certain individual state requirements or higher standards established by the Board of Directors from time to time, no Stockholder will be permitted to make an initial investment in the Company by purchasing a number of Shares valued at less than $1,000, and a Stockholder shall not transfer, fractionalize or subdivide such Shares so as to retain less than such minimum number thereof.

        Section 6.8. Issuance of Shares Without Certificates. Until the initial public offering of the Shares, the Company shall not be required to issue stock certificates except to Stockholders who make a written request to the Company. A Stockholder's investment shall be recorded on the books of the Company. To transfer his or her Shares, a Stockholder shall submit an executed form to the Company, which form shall be provided by the Company upon request. Such transfer will also be recorded on the books of the Company. Upon issuance or transfer of Shares, the Company will provide the Stockholder with information concerning his or her rights with regard to such Shares, as required by the bylaws and the Maryland Corporation Law or other applicable law.

        Section 6.9. Repurchase of Shares. The Board of Directors may establish, from time to time, a program or programs by which the Company voluntarily repurchases Shares from its Stockholders; provided, however, that such repurchase does not impair the capital or operations of the Company. The Sponsor, Advisor, Directors or any Affiliates thereof may not receive any fees on the repurchase of Shares by the Company.

        Section 6.10. Distribution Reinvestment Plans. The Board of Directors may establish, from time to time, a distribution reinvestment plan or plans (a "Reinvestment Plan"). Pursuant to such Reinvestment Plan, (i) all material information regarding Dividends to the Stockholders and the effect of reinvesting such Dividends, including the tax consequences thereof, shall be provided to the Stockholders at least annually, and (ii) each Stockholder participating in such Reinvestment Plan shall have a reasonable opportunity to withdraw from the Reinvestment Plan at least annually after receipt of the information required in clause (i) above.

                                   ARTICLE VII
                     RESTRICTIONS ON TRANSFER AND OWNERSHIP

        Section 7.1. Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

        (a) "Aggregate Share Ownership Limit" shall mean 9.8% in value of the aggregate of the outstanding Shares. The value of the outstanding Shares shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

        (b) "Beneficial Ownership" shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns," "Beneficially Owning" and "Beneficially Owned" shall have the correlative meanings.

        (c) "Charitable Beneficiary" shall mean one or more beneficiaries of a Charitable Trust as determined pursuant to Section 7.3(g), provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

        (d) "Charitable Trust" shall mean any trust created by the Board of Directors for the purposes of Section 7.3.

        (e) "Charitable Trust Trustee" shall mean the trustee of a Charitable Trust. The Charitable Trust Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company and any Prohibited Owner.

        (f) "Constructive Ownership" shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns," "Constructively Owning" and "Constructively Owned" shall have the correlative meanings.

        (g) "Excepted Holder" shall mean a Stockholder of the Company for whom an Excepted Holder Limit is created by this Article VII or by the Board of Directors pursuant to Section 7.2(g).

        (h) "Excepted Holder Limit" shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 7.2(g), the percentage limit established by the Board of Directors for such Excepted Holder pursuant to Section 7.2(g).

        (i) "Prohibited Owner" shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.2(a), would Beneficially Own or Constructively Own Shares in violation of the provisions of
Section 7.2(a)(i), and if appropriate in the context, shall also mean any Person who would have been the record owner of Shares that the Prohibited Owner would have so owned.

        (j) "Restriction Termination Date" shall mean the first day on which the Board of Directors determines that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the Company to qualify as a REIT.

        (k) "Share Ownership Limit" shall mean, as to any class or series of Shares, 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate number of the outstanding Shares in such class or series. The number and value of outstanding Shares in such class or series shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

        Section 7.2. Ownership and Transfer Restrictions.

        (a) Ownership Limitations. During the period prior to the Restriction Termination Date:

               (i) Basic Restrictions.

                      (A) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Aggregate Share Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares of any particular class or series of Shares in excess of the applicable Share Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

                      (B) No Person shall Beneficially own or Constructively Own Shares to the extent that such Beneficial Ownership or Constructive Ownership of Shares would result in the Company being "closely held" within the meaning of
Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise cause the Company to fail to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

                      (C) Notwithstanding any other provisions contained herein, any Transfer of Shares that, if effective, would result in Shares being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

               (ii) Transfer to Charitable Trust. If any Transfer of Shares occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 7.2(a)(i)(A) or (B),

                      (A) then that number of Shares the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate
Section 7.2(a)(i)(A) or (B) (rounded to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Shares, or

                      (B) if the transfer to the Charitable Trust described in clause (A) of this sentence would not be effective for any reason to prevent the violation of Section 7.2(a)(i)(A) or (B), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 7.2(a)(i)(A) or
(B) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

        (b) Remedies for Breach. If the Board of Directors or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2(a) or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any Shares in violation of Section 7.2(a) (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Company to redeem Shares, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 7.2(a) shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

        (c) Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 7.2(a)(i), any Person that is an entity whose stock or equity interests are being transferred, redeemed, acquired or issued in a manner that will or may violate Section 7.2(a)(i), or any Person who would have owned Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 7.2(a)(ii), shall immediately give written notice to the Company of such event, or in the case of such a proposed or attempted transaction, give at least 15 days' prior written notice, and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer on the Company's status as a REIT.

        (d) Owners Required To Provide Information. Prior to the Restriction Termination Date:

               (i) Every owner of more than five percent (5%) (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Company stating the name and address of such owner, the number of Shares Beneficially Owned by such owner and a description of the manner in which such Shares are held. Each such owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such Beneficial Ownership on the Company's status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit. In cases where such owner holds Shares on behalf of another Person (the "Actual Owner") who is required to include the dividends or distributions received from such Shares in its tax return, the foregoing information shall be furnished for, by or on behalf of each Actual Owner.

               (ii) Each Person who is a Beneficial or Constructive Owner of Shares and each Person (including the Stockholder of record) who is holding Shares for a Beneficial or Constructive Owner shall provide to the Company such information as the Company may request, in good faith, in order to determine the Company's status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

        (e) Remedies Not Limited. Subject to Section 5.1 of these Articles of Incorporation, nothing contained in this Section 7.2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Company and the interests of its Stockholders in preserving the Company's status as a REIT.

        (f) Ambiguity. In the case of an ambiguity in the application of any of the provisions of any sections of this Article VII, the Board of Directors shall have the power to determine the application of the provisions of such sections with respect to any situation based on the facts known to it. In the event any section of this Article VII requires an action by the Board of Directors and these Articles of Incorporation fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article VII.

        (g) Exceptions.

               (i) Subject to Section 7.2(a)(i)(B), the Board of Directors, in its sole discretion, may exempt a Person from the Aggregate Share Ownership Limit and/or a Share Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

                      (A) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial or Constructive Ownership of such Shares will violate
Section 7.2(a)(i)(B);

                      (B) such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Company (or a tenant of any entity owned or Controlled by the Company) that would cause the Company to own, actually or Constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Company (or an entity owned or Controlled by the Company) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors, rent from such tenant would not adversely affect the Company's ability to qualify as a REIT) shall not be treated as a tenant of the Company; and

                      (C) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.2(a) through 7.2(f)) will result in such Shares being automatically transferred to a Charitable Trust in accordance with Sections 7.2(a)(ii) and 7.3.

               (ii) Prior to granting any exception pursuant to Section 7.2(g)(i), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

               (iii) Subject to Section 7.2(a)(i)(B), an underwriter which participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Aggregate Share Ownership Limit, any Share Ownership Limit or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

               (iv) The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (A) with the written consent of such Excepted Holder at any time, or (B) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Share Ownership Limit.

        (h) Increase in Aggregate Share Ownership and Share Ownership Limits. The Board of Directors may from time to time, in its sole discretion, increase any Share Ownership Limit and the Aggregate Share Ownership Limit.

        (i) Legend. If the Company issues certificates for Shares, each certificate for Shares shall bear substantially the following legend:

            "The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Company's maintenance of its status as a Real Estate Investment Trust (a "REIT") under the Internal Revenue Code of 1986, as amended(the "Code"). Subject to certain further restrictions and except as expressly provided in the Company's Articles of Incorporation, (i) no Person may Beneficially or Constructively Own Common Shares of the Company in excess of 9.8% (in value or number of shares) of the outstanding shares of any series or class of Shares of the Company unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own Shares of the Company in excess of 9.8% of the value of the total outstanding Shares of the Company, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Shares that would result in the Company being "closely held" under
            Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT; and (iv) no Person may Transfer Shares if such Transfer would result in Shares of the Company being owned by fewer than 100 Persons. Any Person who beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Shares which cause or will cause a Person to Beneficially or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Company. If any of the foregoing restrictions on transfer or ownership are violated, the Shares represented hereby will be automatically transferred to a Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Company's Articles of Incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Company on request and without charge."

Instead of the foregoing legend, the certificate may state that the Company will furnish a full statement about certain restrictions on transferability to a Stockholder on request and without charge.

        Section 7.3. Transfer of Shares in Company.

        (a) Ownership in Company. Upon any purported Transfer or other event described in Section 7.2(a)(ii) that would result in a transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been transferred to the Charitable Trust Trustee to be held in a trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trust Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 7.2(a)(ii). Each Charitable Beneficiary shall be designated by the Company as provided in Section 7.3(g).

        (b) Status of Shares Held by the Charitable Trust Trustee. Shares held by the Charitable Trust Trustee shall be issued and outstanding Shares of the Company. The Prohibited Owner shall have no rights in the shares held by the Charitable Trust Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Charitable Trust Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Charitable Trust.

        (c) Dividend and Voting Rights. The Charitable Trust Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid to a Prohibited Owner prior to the discovery by the Company that Shares have been transferred to the Charitable Trust Trustee shall be paid with respect to such Shares by the Prohibited Owner to the Charitable Trust Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trust Trustee. Any dividends or distributions so paid over to the Charitable Trust Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that Shares have been transferred to the Charitable Trust Trustee, the Charitable Trust Trustee shall have the authority (at the Charitable Trust Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Company that Shares have been transferred to the Charitable Trust Trustee and (ii) to recast such vote in accordance with the desires of the Charitable Trust Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible action, then the Charitable Trust Trustee shall not have the authority to rescind and recast such vote.

Notwithstanding the provisions of this Article VII, until the Company has received notification that Shares have been transferred into a Charitable Trust, the Company shall be entitled to rely on its share transfer and other Stockholder records for purposes of preparing lists of Stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Stockholders.

        (d) Sale of Shares by Charitable Trust Trustee. Within a reasonable time after (but no earlier than 30 days) receiving notice from the Company that Shares have been transferred to the Charitable Trust, the Charitable Trust Trustee shall sell the shares held in the Charitable Trust to a Person, designated by the Charitable Trust Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 7.2(a)(i). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trust Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3(d). The Prohibited Owner shall receive the lesser of (i) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the Shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares effective on the day of the event causing the Shares to be held in the Charitable Trust and (ii) the price received by the Charitable Trust Trustee from the sale or other disposition of the Shares held in the Charitable Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Company that Shares have been transferred to the Charitable Trust Trustee, such Shares are sold by a Prohibited Owner, then (x) such Shares shall be deemed to have been sold on behalf of the Charitable Trust and (y) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3(d), such excess shall be paid to the Charitable Trust Trustee upon demand.

        (e) Purchase Right in Shares Transferred to the Charitable Trust Trustee. Shares transferred to the Charitable Trust Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the Charitable Trust Trustee has sold the Shares held in the Charitable Trust pursuant to Section 7.3(d). Upon such a sale to the Company, the proceeds there from shall be distributed to the Prohibited Owner or Charitable Beneficiary in the manner described in Section 7.3(d).

        (f) Rights Upon Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up (or any other distribution of the assets) of the Company, the Charitable Beneficiary shall be entitled to receive, ratably with each other holder of Shares of the class or series of the Shares that is held in the Charitable Trust, that portion of the assets of the Company available for distribution to the holders of such class or series (determined based upon the ratio that the number of Shares held by the Charitable Trust Trustee bears to the total number of applicable Shares then outstanding). The Charitable Trust Trustee shall distribute any such assets received in respect of the Shares held in the Charitable Trust pursuant to this Section 7.3(f) in the same manner as proceeds from the sale of Shares are distributed pursuant to
Section 7.3(d) above.

        (g) Designation of Charitable Beneficiaries. By written notice to the Charitable Trust Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Shares held in the Charitable Trust would not violate the restrictions set forth in Section 7.2(a)(i) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

        Section 7.4. Enforcement. The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this
Article VII. No delay or failure on the part of the Company or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Company or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

        Section 7.5. Settlements. Nothing in Sections 7.1, 7.2 and 7.3 shall preclude the settlement of any transaction with respect to the Common Shares entered into through the facilities of the New York Stock Exchange or other national securities exchange or automated inter-dealer quotation system on which the Common Shares are listed. The fact that the settlement of any transaction is so permitted shall not negate the effect of any other provisions of this Article VII and any transferee in such a transaction shall be subject to all the provisions and limitations set forth in this Article VII.

        Section 7.6. Severability. If any provision of this Article VII or any application of any such provision is determined to be void, invalid, or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of this Article VII shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

                                  ARTICLE VIII
                                  STOCKHOLDERS

        Section 8.1. Meetings. There shall be an annual meeting of the Stockholders, to be held upon written notice at such time (at least 30 days after the delivery of the annual report) and location, within or outside of the State of Maryland, as shall be determined by or in the manner prescribed in the Bylaws. The Directors shall take reasonable steps to ensure that the annual meeting is held. A quorum shall exist if at least 50% of the then outstanding Shares entitled to vote at such meeting are present or represented at the meeting. If there are no Directors, the officers of the Company shall promptly call a special meeting of the Stockholders entitled to vote for the election of successor Directors. Any meeting may be adjourned and reconvened as the Directors determine or as provided in the Bylaws.

        Section 8.2. Special Meetings. Special meetings of stockholders, for any purpose or purposes, may be called in the manner provided in the Bylaws, including by the President of the Company and shall be called by the President of the Company at the request in writing of (i) the Chairman of the Board of Directors or Chief Executive Officer of the Company, (ii) a majority of the Board of Directors or a majority of the Independent Directors or (iii) stockholders owning not less than 10% of the Shares issued and outstanding and entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting. Within ten
(10) days of such request written notice of the special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote at such meeting not less than fifteen (15) days nor more than sixty (60) days before the date of such meeting.

        Section 8.3. Voting Rights. Subject to the rights and powers of any class or series of Shares then outstanding, the Stockholders shall be entitled to vote only on the following matters:

        (a) the election or removal of Directors as provided in Sections 5.2(a) and 5.6;

        (b) an amendment of these Articles of Incorporation as provided in
Article XIII;

        (c) the termination of the Company as provided in Section 15.2;

        (d) a merger or consolidation of the Company, or the sale or disposition of all or substantially all of the Company's assets, as provided in Article XIV;

        (e) the termination of the Company's status as a REIT for federal income tax purposes as provided by Section 5.1(c); and

        (f) such other matters with respect to which the Board of Directors has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the Stockholders for approval or ratification.

Except with respect to the foregoing matters, no action taken by the Stockholders at any meeting shall in any way bind the Board of Directors.

        Section 8.4. Preemptive and Appraisal Rights. Except as may be provided by the Board of Directors in establishing the terms of any class or series of Shares pursuant to Article VI, or as may otherwise be provided by contract, no holder of Shares shall, as such holder, (a) have any preemptive right to purchase or subscribe for any additional Shares of the Company or any other Securities of the Company which it may issue or sell or (b) except as expressly required by Maryland law, have any right to require the Company to pay him the fair value of his Shares in an appraisal or similar proceeding.

        Section 8.5. Extraordinary Actions. Except as otherwise expressly provided in these Articles of Incorporation and notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of a greater number of votes, any Stockholder action shall be effective and valid if approved by the affirmative vote of holders of Shares representing a majority of all the Shares entitled to vote on the matter.

        Section 8.6. Action By Stockholders Without a Meeting. To the extent allowed under Maryland Corporation Law, the Bylaws of the Company may provide that any action required or permitted to be taken by the Stockholders may be taken without a meeting by the written consent of the Stockholders entitled to cast a sufficient number of votes to approve the matter as required by statute, these Articles of Incorporation or the Bylaws of the Company, as the case may be.

        Section 8.7. Voting Limitations on Shares Held by the Advisor, Directors and Affiliates. With respect to Shares owned by the Advisor, the Directors or any of their Affiliates, neither the Advisor, the Directors, nor any of their Affiliates, may vote or consent on matters submitted to the Stockholders regarding the removal of the Advisor, the Director or any of their Affiliates or any transaction between the Company and the Advisor or any Director or any of their respective Affiliates. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, any Director and any of their Affiliates may not vote or consent, any Shares owned by any of them shall not be included.

        Section 8.8. Right of Inspection. Any Stockholder and any designated representative thereof shall be permitted reasonable access to all corporate records of the Company at and during reasonable times, and may inspect and copy any of them for a reasonable charge. Inspection of the Company books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

        Section 8.9. Access to Stockholder List.

        (a) An alphabetical list of the names, addresses and telephone number of the Stockholders of the Company, along with the number of Shares held by each of them (the "Stockholder List"), shall be maintained as part of the books and records of the Company and shall be available for inspection by any Stockholder or the Stockholder's designated agent at the home office of the Company upon the request of the Stockholder. The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of such list shall be mailed to any Stockholder so requesting within ten days of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). The Company may impose a reasonable charge for expenses incurred in reproduction pursuant to the Stockholder request. A Stockholder may request a copy of the Stockholder List in connection with matters relating to Stockholder's voting rights, and the exercise of Stockholder rights under federal proxy laws.

        (b) If the Advisor or Directors neglect or refuse to exhibit, produce or mail a copy of the Stockholder List as requested, the Advisor and the Directors shall be liable to any Stockholder requesting the list for the costs, including attorney's fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any Stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure such list of Stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Stockholder relative to the affairs of the Company. The Company may require the Stockholder requesting the Stockholder List to represent that the list is not requested for a commercial purpose unrelated to the Stockholder's interest in the Company. The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition to and shall not in any way limit other remedies available to Stockholders under federal law, or the laws of any state.

        Section 8.10. Reports. The Directors, including the Independent Directors, shall take reasonable steps to ensure that the Company shall cause to be prepared and mailed or delivered to each Stockholder as of a record date after the end of the fiscal year and each holder of other publicly-held securities of the Company within 120 days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the date of the initial public offering of the Shares which shall include: (i) financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants;
(ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Operating Expenses of the Company, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its Stockholders and the basis for such determination; (vi) separately stated, full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Company, Directors, Advisors, Sponsors and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (vii) Dividends to the Stockholders for the period, identifying the source of such Dividends, and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the Dividends. Such report may be delivered by any reasonable means, including by delivery of a written or electronic notice that indicates how the report may be accessed on the Company's web address.

        Section 8.11. Rights of Objecting Stockholders. Stockholders shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the Maryland Corporation Law unless the Board of Directors shall determine that such rights shall apply, with respect to all or any classes or series of Shares, to a particular transaction or all transactions occurring after the date of such approval in connection with which Stockholders would otherwise be entitled to exercise such rights.

                                   ARTICLE IX
                                     ADVISOR

        Section 9.1. Appointment and Initial Investment of Advisor. The Board of Directors is responsible for setting the general policies of the Company and for the general supervision of the Company's business. However, the Directors are not required personally to conduct the business of the Company, and they may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Director) as an Advisor and may grant or delegate such authority to the Advisor as the Board of Directors may, in its sole discretion, deem necessary or desirable. The term of retention of any Advisor shall not exceed one year, although there is no limit to the number of times that a particular Advisor may be retained. Prior to the effectiveness of a registration statement registering the Common Shares, the Advisor will have contributed to the Company the Restricted Initial Investment. The Advisor or any Affiliate may not sell the Restricted Initial Investment while the Advisor or an Affiliate remains the initial Advisor.

        Section 9.2. Supervision of Expenses and the Advisor.

        (a) The Board of Directors shall evaluate the performance of the Advisor before entering into or renewing the Advisory Agreement and the criteria used in such evaluation shall be reflected in the minutes of meetings of the Board of Directors. The Board of Directors may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make executive decisions which conform to general policies and principles established by the Board of Directors. The Board of Directors shall establish written policies on investments and borrowing and shall monitor the administrative procedures, investment operations and performance of the Company and the Advisor to assure that such policies are carried out. The Board of Directors shall monitor the Advisor to assure that the administrative procedures, operations and programs of the Company are in the best interests of the Stockholders and are fulfilled.

        (b) The Independent Directors are responsible for reviewing the fees and expenses of the Company at least annually to determine that the expenses incurred are reasonable in light of the investment performance of the Company, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meetings of the Board of Directors. The Independent Directors will be responsible for reviewing the performance of the Advisor from time to time, but at least annually, and determining that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and the investment performance of the Company and that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as:

               (i) the Net Assets and Net Income of the Company,

               (ii) the amount of the fees paid to the Advisor in relation to the size, composition and performance of the Company's portfolio,

               (iii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company,

               (iv) rates charged to comparable REITs and to investors other than comparable REITs by advisors performing the same or similar services,

               (v) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business,

               (vi) the quality and extent of service and advice furnished by the Advisor,

               (vii) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations,

               (viii) the quality of the portfolio of the Company relative to the investments generated by the Advisor for its own account, and

               (ix) other factors related to managing a public company, such as shareholder services and support, compliance with securities laws, including Sarbanes-Oxley and other factors typical of a public company.

The Independent Directors may also consider all other factors which they deem relevant and the findings of the Independent Directors on each of the factors considered shall be recorded in the minutes of the Board of Directors.

        (c) The Board of Directors shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Company and whether the compensation provided for in its contract with the Company is justified.

        Section 9.3. Fiduciary Obligation of the Advisor. The Advisor has a fiduciary responsibility to the Company and to the Stockholders.

        Section 9.4. Termination. Either a majority of the Independent Directors or the Advisor may terminate the Advisory Agreement on 60 days' written notice without cause or penalty, and, in such event, the Advisor will cooperate with the Company and the Directors in making an orderly transition of the advisory function.

        Section 9.5. Real Estate Commission on Sale of Property. The Company may pay the Advisor, Sponsor, a Director or any Affiliate who provides a substantial amount of the services in the effort to sell a Property, a real estate disposition fee upon the such Property, in an amount equal to the lesser of (i) one-half of a Competitive Real Estate Commission, or (ii) 3% of the sales price of such Property. In addition, the amount paid when added to the sums paid to unaffiliated parties in such a capacity shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the sales price of such Property.

        Section 9.6. Incentive Fees. The Company may pay the Advisor an amount of or a percentage interest in the gain from the sale of Properties, for which full consideration is not paid in cash or property of equivalent value, so long as such amount or percentage is reasonable. Such an interest in gain from the sale of Properties shall be considered presumptively reasonable if it does not exceed 15% of the balance of the net sales proceeds remaining after payment to the Stockholders, in the aggregate, of an amount equal to (a) 100% of the Invested Capital, plus (b) at least 6% of the Invested Capital per annum cumulative. In the case of multiple Advisors, such Advisors and any of their Affiliates shall be allowed such fees provided that such fees are distributed by a proportional method reasonably designed to reflect the value added to the Company's assets by each respective Advisor or any Affiliate thereof. For purposes of this Section 9.6, "Invested Capital" means an amount equal to (x) the total number of Shares purchased by Stockholders, multiplied by (y) price of the Shares in the initial public offering of the Shares.

        Section 9.7. Organization and Offering Expenses. The Company shall reimburse the Advisor and its Affiliates for reasonable Organization and Offering Expenses; provided, however, that in no event shall such expenses exceed 15% of the Gross Proceeds of any applicable offering.

        Section 9.8. Reimbursement for Operating Expenses. The Company may reimburse the Advisor for Operating Expenses incurred by the Advisor except that the Company shall not reimburse the Advisor for Operating Expenses that in the four consecutive fiscal quarters then ended exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the "2%/25% Guidelines") for such year. Within 60 days after the end of each fiscal quarter, the Advisor will reimburse the Company for any amounts by which the Operating Expenses exceeded the 2%/25% Guidelines for such year, unless the Independent Directors makes a finding, based on such unusual and non-recurring factors which they deem sufficient, that such excess was justified. Any such findings and the reasons in support thereof shall be reflected in the minutes of the meeting of the Board of Directors. Within 60 days after the end of any fiscal quarter of the Company for which Operating Expenses (for the 12 months just ended) exceed the 2%/25% Guidelines, the Advisor shall send a written disclosure of such fact to the Stockholders, together with an explanation of the factors the Independent Directors considered in arriving at the conclusion that such higher Operating Expenses were justified, if applicable. If the Independent Directors do not determine that such excess Operating Expenses are justified, the Advisor shall reimburse the Company within a reasonable time after the end of such 12-month period the amount by which the Operating Expenses exceeded the 2%/25% Guidelines.

        Section 9.9. Limitation on Acquisition Fees and Acquisition Expenses. Notwithstanding anything contained in this Article IX, the total of all Acquisition Fees and Acquisition Expenses shall not exceed, in the aggregate, an amount equal to 6% of the Contract Price for the Property with respect to Properties purchased by the Company; provided, however, that a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to the Company.

        Section 9.10. Limitation on Advisor Liability. Unless otherwise provided in these Articles of Incorporation, the Bylaws or any agreement entered into between the Company and the Advisor, the Advisor shall not be liable for its failure to disclose investment opportunities known to the Advisor but not recommended to the Company.

                                    ARTICLE X
                      INVESTMENT OBJECTIVES AND LIMITATIONS

        Section 10.1. Investment Objectives. The Company's primary investment objectives are: (i) to invest in a diversified portfolio of high quality real estate, (ii) to preserve invested capital, (iii) to pay regular distributions that increase over the long term, (iv) to increase the cash flow generated by the Company's assets over the long term, (v) to achieve moderate appreciation of the Company's assets over the long term, and (vi) to remain qualified as a REIT for federal income tax purposes. The Board of Directors shall establish written policies on investments and borrowing and shall monitor the administrative procedures, investment operations and performance of the Company and the Advisor to assure that such policies are carried out.

        Section 10.2. Review of Objectives. The Independent Directors shall review the investment and borrowing policies of the Company with sufficient frequency and at least annually to determine that the policies being followed by the Company at any time are in the best interests of its Stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board of Directors.

        Section 10.3. Certain Permitted Investments.

        (a) The Company may invest in Properties. The Company shall ordinarily purchase or invest in Properties based on their fair market value as determined by a majority of the Directors or, if decided by a majority of the Independent Directors or as otherwise required by Section 11.1, as determined by an Independent Expert.

        (b) The Company may invest in joint ventures with the Sponsor, Advisor, one or more Directors or any Affiliate, if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction
(i) approve such investment as being fair and reasonable to the Company and (ii) determine that the investment by the Company and other third party investors making a comparable investment in the joint venture are on substantially the same terms and conditions.

        (c) Subject to any limitations in Section 10.4, the Company may invest in equity securities if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve such investment as being fair to and commercially reasonable for the Company.

        Section 10.4. Investment Limitations. In addition to other investment restrictions imposed by the Board of Directors from time to time, consistent with the Company's objective of qualifying as a REIT, the following shall apply to the Company's investments:

        (a) Not more than 10% of the Company's total assets shall be invested in Unimproved Real Property.

        (b) The Company shall not invest in commodities or commodity futures contracts. This limitation is not intended to apply to futures contracts, when used solely for hedging purposes in connection with the Company's ordinary business of investing in real estate assets or forward looking purchase agreements.

        (c) The Company shall not invest in or make mortgage loans unless an appraisal is obtained concerning the underlying property except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of Independent Directors so determine, and in all cases in which the transaction is with the Advisor, Directors, or any Affiliates thereof, such appraisal of the underlying property must be obtained from an Independent Expert. Such appraisal shall be maintained in the Company's records for at least five years and shall be available for inspection and duplication by any Stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

        (d) The Company shall not make or invest in mortgage loans, including construction loans, on any one Property if the aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company" shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged Property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

        (e) The aggregate Leverage of the Company shall be reasonable in relation to the Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The maximum amount of such Leverage shall not, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, exceed 65% of the aggregate value (before deducting depreciation or other non-cash reserves) of all Properties, unless the excess in borrowing is approved by a majority of the Independent Directors and disclosed to the Stockholders in the next quarterly report of the Company, along with the justification for such excess. Notwithstanding the foregoing, Leverage on individual Real Estate Assets may exceed such limit.

        (f) The Company shall not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, any Director, the Sponsor or an Affiliate of the Company.

        (g) The Company shall not invest in any security of any entity holding investments or engaging in activities prohibited by these Articles of Incorporation.

        (h) The Company shall not underwrite the Securities of other issuers. In addition, the Company shall not invest in Securities of other issuers, except for investments in joint ventures, unless a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable.

        (i) The Company shall not issue equity securities redeemable solely at the option of the holder. The Company shall not issue options, warrants, or similar evidences of a right to buy its securities (collectively, "Options") to the Advisor, Directors, Sponsor or any Affiliate thereof except on the same terms as such Options are sold to the general public, when applicable. Options may be issued to persons other than the Advisor, Directors, Sponsor or any Affiliate thereof, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration that in the judgment of the Independent Directors has a market value less than the value of such Option on the date of grant. Options issuable to the Advisor, Directors, Sponsor or any Affiliate thereof shall not exceed 10% of the outstanding Shares on the date of grant. The voting rights per share of Shares (other than publicly held Common Shares) sold in a private offering shall not exceed the voting rights that bear the same relationship to the voting rights of the publicly held Common Shares as the consideration paid to the Company for each privately offered Shares bears to the book value of each outstanding publicly offered Common Shares.

        (j) The Company shall not issue equity securities that are non-voting or assessable by the Company.

        (k) A majority of the Directors shall authorize the consideration to be paid for each Property, based on the fair market value of the Property. If a majority of the Independent Directors determine, or if the Property is acquired from the Advisor, a Director, the Sponsor or their Affiliates, such fair market value shall be determined by an Independent Expert selected by the Independent Directors.

        (l) The Company shall continually review its investment activity to attempt to ensure that it is not classified as an "investment company" under the Investment Company Act of 1940, as amended.

        (m) The Company shall not issue (i) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt; or (ii) Shares on a deferred payment basis or under similar arrangements.

        (n) The Company shall not invest in real estate contracts of sale, unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

The foregoing investment limitations may not be modified or eliminated without the approval of Stockholders owning a majority of the outstanding Shares.

                                   ARTICLE XI
                              CONFLICTS OF INTEREST

        Section 11.1. Sales and Leases to Company. The Company may purchase or lease a Property or Properties from an Affiliated Seller upon a finding by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction that such transaction is fair and reasonable to the Company. Additionally, the Company may not purchase a Property or Properties from an Affiliated Seller at a price to the Company that is greater than the cost of the asset to the Affiliated Seller unless substantial justification for such excess exists and such excess is reasonable, there is appropriate disclosure of the material facts concerning each such transaction and the transaction is otherwise approved by the Board of Directors as contemplated by this Section 11.1. In no event shall the cost of such asset to the Company exceed its current appraised value as determined by an Independent Appraiser; provided that, in the case of a development, re-development or refurbishment project that the Company agrees to acquire prior to completion of the project, the appraised value of the asset shall be based upon the completed value of the project as determined at the time the agreement to purchase such asset is entered into.

        Section 11.2. Sales and Leases to the Sponsor, Advisor, Directors or Affiliates. A Sponsor, Advisor, Director or Affiliate may purchase or lease a Property or Properties from the Company if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Company.

        Section 11.3. Other Transactions.

        (a) Except as otherwise provided in these Articles of Incorporation, all transactions between the Company and the Advisor, Director or any Affiliate thereof shall require approval by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions as being fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated parties.

        (b) The Company shall not make loans to the Sponsor, Advisor, Directors or any Affiliates thereof, except for mortgage loans described in Section 10.4(c) in these Articles of Incorporation or to a wholly-owned subsidiary of the Company. Any loans to the Company by the Sponsor, Advisor, Directors, or any Affiliates must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties under the same circumstances.

                                   ARTICLE XII
                      LIABILITY LIMITATION, INDEMNIFICATION
                        AND TRANSACTIONS WITH THE COMPANY

        Section 12.1. Limitation of Stockholder Liability. No Stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the property or the affairs of the Company by reason of being a Stockholder.


        Section 12.2. Limitation of Liability and Indemnification.

        (a) In this Section 12.2:

               (i) "Indemnitee" means (1) any present or former Director or officer of the Company, (2) any person who while serving in any of the capacities referred to in clause (1) hereof served at the Company's request as a trust manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust or foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise and (3) any person nominated or designated by (or pursuant to authority granted by) the Directors or any committee thereof to serve in any of the capacities referred to in clauses (1) or (2) hereof.

               (ii) "Official Capacity" means (1) when used with respect to a Director, the office of Director of the Company and (2) when used with respect to a person other than a Director, the elective or appointive office of the Company held by such person or the employment or agency relationship undertaken by such person on behalf of the Company or Operating Partnership, but in each case does not include service for any other real estate investment trust or foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

               (iii) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

        (b) The Company shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he or she was, is or is threatened to be named defendant or respondent, or in which he or she was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his or her serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 12.2(a)(i), to the fullest extent that indemnification is permitted by the Maryland Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the law permitted the Company to provide prior to such amendment) or any other applicable laws presently or hereinafter in effect; provided that the Company shall not indemnify or hold harmless the Indemnitee if: (1) in the case of any Indemnitee other than an Independent Director, the loss or liability was the result of negligence or misconduct by the Indemnitee, or (2) in the case that the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct by the Indemnitee. Notwithstanding anything to the contrary in this Section 12.2, prior to any listing of the Company's common stock on a national exchange or market system:

               (i) the Company will not indemnify any Indemnitee unless (A) the Indemnitee has determined in good faith that the course of conduct which caused the loss, liability or expense was in the best interests of the Company, and (B) the Indemnitee was acting on behalf of the Company or performing services for the Company;

               (ii) the Company will not indemnify any Indemnitee for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (A) each claim or count involving alleged violations of federal or state securities laws has been adjudicated in favor of the Indemnitee, (B) each such claim or count has been dismissed with prejudice by a court of competent jurisdiction, or (C) a court of competent jurisdiction approves a settlement of each such claim or count and finds that indemnification of the settlement and related costs should be made, and the court considering the matter has been advised of the position of the Securities and Exchange Commission and the published position of any applicable state securities regulatory authority as to indemnification for securities law violations.

Any indemnification of expenses or agreement to hold harmless may be paid only out of the Net Assets of the Company and no portion may be recoverable from the Stockholders. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee.

        (c) Reasonable expenses incurred by an Indemnitee who was or is a witness or was, is or is threatened to be made a named defendant or respondent in a Proceeding, shall be paid or reimbursed by the Company at reasonable intervals in advance of the final disposition of such Proceeding if all of the following conditions are satisfied: (i) the applicable Proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the Proceeding was initiated by a third party who is not a Stockholder of the Company or, if by a Stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement or payment; and (iii) the Company receives a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest, if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized in this Section 12.2. Such written undertaking shall be an unlimited obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment. Notwithstanding any other provision of this Section 12.2, the Company may pay or reimburse expenses incurred by an Indemnitee in connection with his or her appearance as a witness or other participation in a Proceeding at a time when he or she is not named a defendant or respondent in the Proceeding. The Company may only pay or reimburse expenses and other costs for Indemnitees in the event (i). Any indemnification payment or reimbursement of expenses will be furnished in accordance with the procedures in Section 2-418(e) of the Maryland Corporation Law or any successor statute.

        Section 12.3. Transactions Between the Company and its Directors, Officers, Employees and Agents. Subject to any express restrictions in these Articles of Incorporation or the Bylaws, or an express restriction adopted by the Board of Directors by resolution, the Company may enter into any contract or transaction of any kind with any person, including any Director, officer, employee or agent of the Company or any person affiliated with a Director, officer, employee or agent of the Company, whether or not any of them has a financial interest in such transaction; provided that the terms of the transaction are no less favorable to the Company than would be obtained in a transaction with an unaffiliated party.

                                  ARTICLE XIII
                                   AMENDMENTS

        Section 13.1. General. Subject to the terms of these Articles of Incorporation, the Company reserves the right from time to time to make any amendment to these Articles of Incorporation, now or hereafter authorized by law. All rights and powers conferred by these Articles of Incorporation on Stockholders, Directors and officers are granted subject to this reservation. Except as otherwise provided in these Articles of Incorporation, and to the extent otherwise permitted by Maryland Corporate Law, any amendment to these Articles of Incorporation shall be valid only if approved by resolution of the Board of Directors and by the affirmative vote of a majority of all votes entitled to be cast on the matter. An amendment to these Articles of Incorporation shall be filed for record as provided in Section 16.5 and shall become effective as of the later of the time the Department accepts the amendment for record or the time established in the amendment, not to exceed 30 days after the amendment is accepted for record. All references to these Articles of Incorporation shall include all effective amendments thereto.

        Section 13.2. Limitation. Notwithstanding the foregoing, no term or provision of the Articles of Incorporation may be added, amended or repealed in any respect that would, in the determination of the Board of Directors, cause the Company to fail to qualify as a REIT under the Code and certain provisions of these Articles of Incorporation, cause a merger or other reorganization of the Company or in any way adversely affect the rights, preferences and privileges of Stockholders, including amendments to provisions related to Director qualifications, fiduciary duty, liability and indemnification, investment policies or investment restrictions, without the affirmative vote of the holders of a majority of the outstanding Shares.

                                   ARTICLE XIV
                      MERGER, CONSOLIDATION OR SALE OF COMPANY PROPERTY

        Section 14.1. Authority of Directors. Subject to the provisions of any class or series of Shares at the time outstanding, the Board of Directors shall have the power to:

        (a) merge the Company into another entity;

        (b) consolidate the Company with one or more other entities into a new entity;

        (c) sell or otherwise dispose of all or substantially all of the Company Property; or

        (d) dissolve or liquidate the Company;

provided, however, that such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon. Any such transaction involving an Affiliate of the Company or the Advisor also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

        Section 14.2. Roll-Up Transactions.

        (a) In connection with any proposed Roll-Up Transaction, an appraisal of all Properties shall be obtained from an Independent Expert. The Properties shall be appraised on a consistent basis, and the appraisal shall be based on an evaluation of all relevant information and shall indicate the value of the Properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Properties over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and the Stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to Stockholders who vote against the proposed Roll-Up Transaction the choice of:

               (i) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

               (ii) one of the following:

                      (A) remaining as Stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

                      (B) receiving cash in an amount equal to the Stockholder's pro rata share of the appraised value of the Net Assets of the Company.

        (b) The Company is prohibited from participating in any proposed Roll-Up
Transaction:

               (i) which would result in the Stockholders having rights in a Roll-Up Entity that are less than the rights provided for in Sections 8.1, 8.2,
8.9 and 12.1 of these Articles of Incorporation;

               (ii) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its Securities of the Roll-Up Entity on the basis of the number of Shares held by that investor;

               (iii) in which investors' rights to access of records of the Roll-Up Entity will be less than those described in Sections 8.7 and 8.8 hereof; or

               (iv) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the Stockholders.

                                   ARTICLE XV
                     DURATION AND TERMINATION OF THE COMPANY

        Section 15.1. Duration. The Company shall continue perpetually unless terminated pursuant to Section 15.2 or pursuant to any applicable provision of the Maryland Corporation Law.

        Section 15.2. Termination.

        (a) Subject to the provisions of any class or series of Shares at the time outstanding, without the necessity for concurrence by the Board of Directors, the Company may be terminated upon the affirmative vote of the holders of a majority of the outstanding Shares. Upon the termination of the
Company:

               (i) The Company shall carry on no business except for the purpose of winding up its affairs.

               (ii) The Board of Directors shall proceed to wind up the affairs of the Company and all of the powers of the Board of Directors under these Articles of Incorporation shall continue, including the powers to fulfill or discharge the Company's contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining property of the Company to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business.

               (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for their protection, the Company may distribute the remaining property of the Company among the Stockholders so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Shares at the time outstanding shall be entitled, the remaining property of the Company shall, subject to any participating or similar rights of Shares at the time outstanding, be distributed ratably among the holders of Common Shares at the time outstanding.

        (b) After termination of the Company, the liquidation of its business and the distribution to the Stockholders as herein provided, a majority of the Directors shall execute and file with the Company's records a document certifying that the Company has been duly terminated, and the Directors shall be discharged from all liabilities and duties hereunder, and the rights and interests of all Stockholders shall cease.

                                   ARTICLE XVI
                                  MISCELLANEOUS

        Section 16.1. Governing Law. The Articles shall be construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this section.

        Section 16.2. Reliance by Third Parties. Any certificate shall be final and conclusive as to any person dealing with the Company if executed by the Secretary or an Assistant Secretary of the Company or a Director, and if certifying to: (a) the number or identity of Directors, officers of the Company or Stockholders; (b) the due authorization of the execution of any document; (c) the action or vote taken, and the existence of a quorum, at a meeting of the Board of Directors or Stockholders; (d) a copy of these Articles of Incorporation or of the Bylaws as a true and complete copy as then in force; (e) an amendment to these Articles of Incorporation; (f) the termination of the Company; or (g) the existence of any fact relating to the affairs of the Company. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Company on its behalf or by any officer, employee or agent of the Company.

        Section 16.3. Severability.

        (a) The provisions of these Articles of Incorporation are severable, and if the Board of Directors shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the Code, Maryland Corporation Law or other applicable federal or state laws, the Conflicting Provisions, to the extent of the conflict, shall be deemed never to have constituted a part of these Articles of Incorporation, even without any amendment of these Articles of Incorporation pursuant to Article XIII and without affecting or impairing any of the remaining provisions of these Articles of Incorporation or rendering invalid or improper any action taken or omitted prior to such determination. No Director shall be liable for making or failing to make such a determination.

        (b) If any provision of these Articles of Incorporation shall be held invalid or unenforceable in any jurisdiction, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable such provision in any other jurisdiction or any other provision of these Articles of Incorporation in any jurisdiction.

        Section 16.4. Construction. In these Articles of Incorporation, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of these Articles of Incorporation.

        Section 16.5. Recordation. These Articles of Incorporation and any amendment hereto shall be filed for record with the Department and may also be filed or recorded in such other places as the Board of Directors deems appropriate, but failure to file for record these Articles of Incorporation or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of these Articles of Incorporation or any amendment hereto. A restated Articles of Incorporation shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Articles of Incorporation and the various amendments thereto.

        IN WITNESS WHEREOF, the Company has caused these Amended and Restated Articles of Incorporation to be signed in its name and on its behalf on this ____ day of ________, 2004, by its President who acknowledges that these Amended and Restated Articles of Incorporation are the act of the Company and that to the best of his knowledge, information and belief and under penalties for perjury, all matters and facts contained in these Amended and Restated Articles of Incorporation are true in all material respects.


                                       SKB REIT, INC.


                                       -----------------------------------------
                                       By:
                                       Its:  President



ATTEST:


-----------------------------------------
By:
Its:  Secretary




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